VIRTUS ETF TRUST II 485BPOS

Exhibit 99(d)(9)

VIRTUS ETF TRUST II

Virtus Seix Senior Loan ETF

AMENDMENT TO THE SUB-ADVISORY AGREEMENT

THIS AMENDMENT (the “Amendment”) to the Sub-Advisory Agreement dated April 22, 2019 (the “Sub-Advisory Agreement”), is made as of this 1st day of July, 2022 (the “Effective Date”) by and between Virtus Fixed Income Advisers, LLC (“VFIA”) (f/k/a Seix Investment Advisors LLC), Virtus ETF Advisers LLC (“VEA”) and Virtus ETF Trust II (the “Trust”), a Delaware statutory trust registered as an investment company under the Investment Company Act of 1940, on behalf of the Virtus Seix Senior Loan ETF series of the Trust (“SEIX”).

WITNESSETH THAT:

WHEREAS, VEA, VFIA and the Trust are parties to the Sub-Advisory Agreement;

WHEREAS, as of the Effective Date, Seix Investment Advisors LLC changed its name to Virtus Fixed Income Advisers, LLC; and

WHEREAS, each of VEA, VFIA and the Trust desires to amend the Sub-Advisory Agreement to reflect such name change.

NOW, THEREFORE, the parties hereto, intending to be legally bound, and for the consideration set forth herein, the sufficiency of which is hereby acknowledged, agree as follows:

1. AMENDMENT OF THE SUB-ADVISORY AGREEMENT. The name of the sub-adviser in the Sub-Advisory Agreement is hereby changed from “Seix Investment Advisors LLC” to “Virtus Fixed Income Advisers, LLC.”

2. FULL FORCE AND EFFECT. Except to the extent amended hereby, the Sub-Advisory Agreement shall remain in full force and effect.

3. GOVERNING LAW. This Amendment shall be governed by and enforced in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, VEA, VFIA and the Trust hereby execute this Amendment as of the day and year first above written.

VIRTUS FIXED INCOME ADVISERS, LLC

By:	/s/ Richard W. Smirl

Name:	Richard W. Smirl

Title:	Executive Vice President

VIRTUS ETF ADVISERS LLC

By:	/s/ Brinton W. Frith

Name:	Brinton W. Frith

Title:	President

Approved by:

VIRTUS ETF TRUST II
on behalf of its series, Virtus Seix Senior Loan ETF

By:	/s/ William J. Smalley

Name:	William J. Smalley

Title:	President